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                                                                  Exhibit 3.69





ARTICLES OF ORGANIZATION OF Phoenix Regional PET Center-- Thunderbird, LLC (An Arizona Limited Liability Company)

1.       Name.  The name of the limited liability company is:  Phoenix Regional
         ----
PET Center--Thunderbird, LLC

2.       Registered Office.  The address of the registered office in Arizona is:
         -----------------
National Registered Agents, Inc. 302 N. First Avenue, Suite 440, Phoenix,
AZ 85003 located in the County of Maricopa.

3.       Statutory Agent.  (In Arizona)  The name and address of the statutory
         ---------------
agent of the company is: National Registered Agents, Inc. 302 N. First Avenue, Suite 440, Phoenix, AZ 85003

4.       Dissolution.  The latest date, if any, on which the limited liability
         -----------
company must dissolve is December 31, 2031

5.a.     Management.
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[ ] Management of the limited liability company is vested in a manager or managers. The names and addresses of each person who is a manager AND each member who owns a twenty percent or greater interest in the capital or profits of the limited liability company are:

[XX] Management of the limited liability company is reserved to the members. The names and addresses of each person who is a member are:

Name:
Medical Development Services, LLC   Comprehensive Medical Imaging Centers, Inc.
[X] member        [  ] manager      [X] member        [  ] manager

Address:
3396 Willow Lane, Suite 101         6464 Conoga Avenue

City, State, Zip:
Westlake Village, CA  91361         Woodland Hills, CA  91367

Name:
TME Arizona, Inc.
                                    -------------------------------------------
[X] member        [  ] manager             [  ] member       [  ] manager

Address:
6464 Conoga Avenue
                                    -------------------------------------------

City, State, Zip:
Woodland Hills, CA  91367





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EXECUTED this 23rd day of May, 2001.

/s/ Wayne K. Baldwin
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         [Signature]                                 [Signature]

Wayne K. Baldwin
                                       ----------------------------------------
[Print Name Here]                                [Print Name Here]

PHONE                                  FAX
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ACCEPTANCE OF APPOINTMENT BY STATUTORY AGENT

I National Registered Agents, Inc., having been designated to act as Statutory Agent, hereby consent to act in that capacity until removed or resignation is submitted in accordance with the Arizona Revised Statutes.

/s/ Charles Baclet
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Signature of Statutory Agent Charles Baclet,
Vice President